Exhibit 99


          Identix Reports Fiscal 2003 Fourth Quarter Results,
          Provides Revenue, EPS Expectations for Fiscal 2004


    MINNETONKA, Minn.--(BUSINESS WIRE)--Aug. 7, 2003--Identix Incorporated (Nasdaq:IDNX) today reported financial results for its fiscal 2003 fourth quarter and year ended June 30, 2003. Fiscal 2003 fourth quarter revenue was $23.1 million, with a net loss in accordance with generally accepted accounting principles (GAAP) of ($159.1) million, or $(1.86) loss per share, which includes a non-cash impairment charge totaling $154.8 million, or $1.81 per share, from the write down of goodwill related primarily to Company's merger with Visionics Corporation in June 2002. The fiscal 2003 fourth quarter net loss under GAAP also includes $629,000 of restructuring and merger-related expense related to a one time severance payment to a former officer of the Company and an additional charge related to a higher sublease reserve taken against the Company's Dublin and Los Gatos facilities due to a continuing slow real estate market in Northern California, as well as $278,000 in amortization expense of stock-based compensation for Visionics' employees now employed by Identix. These results compare to fiscal 2002 fourth quarter revenue of $17.7 million, with a net loss in accordance with GAAP of ($33.3) million, or $(0.72) loss per share.
    In April 2003, the Company provided quarterly financial expectations for a net loss of between ($0.06) and ($0.08) based on pro forma results that did not include a potential impairment charge or additional restructuring, merger-related expense and non-cash amortization of stock-based compensation for former employees of Visionics now employed by Identix. For its fiscal 2003 fourth quarter, Identix' pro forma net loss was ($3.4) million, or ($0.04) loss per share, which is better than the range of previously provided expectations from the Company.
    Product revenue for the fiscal 2003 fourth quarter was $13.2 million, compared to product revenue of $6.6 million in the fiscal 2002 fourth quarter. Product revenue consists of revenue from the Company's biometric products and solutions, as well as maintenance and services revenues related to its products. Product gross margin for the fiscal 2003 fourth quarter was approximately 35.4 percent, up from product gross margin of 25.8 percent in the year earlier period.
    Services revenue, which is made up solely of the Company's Identix Public Sector government services business, for the fiscal 2003 fourth quarter was $9.9 million, down as expected from services revenue of $11.1 million in the year-earlier period. Fiscal 2003 fourth quarter services gross margin was approximately 14.4 percent, an improvement over fiscal 2002 fourth quarter services gross margin of 5.9 percent.
    In accordance with GAAP, SFAS 142 requires goodwill to be tested for impairment annually and when an event occurs indicating that possible impairment exists. As previously communicated, the Company performed its annual goodwill impairment assessment as of June 30, 2003. The Company hired an independent valuation firm to perform an extensive analysis as part of the impairment assessment. Based on the results of the assessment, the Company recorded a non-cash goodwill impairment charge of $154.8 million. The charge does not affect the Company's operations, cash flow or cash position. After this impairment, Identix' goodwill balance is approximately $140.9 million as of June 30, 2003.
    Revenue for the fiscal year 2003 was $92.5 million with a net loss of ($187.4) million, or ($2.20) loss per share, in accordance with GAAP, which includes a non-cash charge totaling $154.8 million, or $1.82 per share, related to the write down of goodwill and restructuring and merger-related expense of $10.2 million, or $0.12 per share, and amortization charges for stock based compensation for Visionics employees now employed by Identix of $1.7 million, or $0.02 per share. This compares to fiscal year 2002 revenue of $73.2 million with a net loss of ($55.4) million, or ($1.33) loss per share, in accordance with GAAP, which includes $25.2 million, or $0.61 per share, in restructuring and merger related charges and acquired in-process research and development charges.
    The following table reconciles the comparison of GAAP and pro forma results for Identix' fiscal 2003 and 2002 fourth quarters and full year net loss and loss per share. Identix provides pro forma net income (loss) per share data as an alternative for understanding the Company's operating results. Pro forma data is not in accordance with or an alternative for GAAP and may be materially different from pro forma measures used by other companies. The pro forma, or non-GAAP, fourth quarter and year net loss relates to the expectations the Company outlined on April 24, 2003 and excludes impairment of goodwill, restructuring and merger-related charges. The Company believes this additional view of results may provide shareholders with relevant information about the Company's performance.



                                        Three Months Ended June 30,
                                          2003             2002
                                     ---------------- ----------------
in millions except for EPS           Net loss   EPS   Net loss   EPS
                                     -------- ------- -------- -------
Net loss - GAAP:                     $(159.1) $(1.86)  $(33.3) $(0.72)
Adjustments to net loss:
   Non-cash impairment charge
    related to goodwill                154.8    1.81        -       -

   Restructuring and/or merger-
    related charges and expenses         0.6    0.01     22.9    0.49

Visionics' employee stock-based
 compensation                            0.3    0.00        -       -
                                     -------- ------- -------- -------

Total adjustments to net loss          155.7    1.82     22.9    0.49
                                     -------- ------- -------- -------

 Pro forma net loss                    $(3.4) $(0.04)  $(10.4) $(0.23)
                                     ======== ======= ======== =======


                                            Year Ended June 30,
                                           2003             2002
                                     ---------------- ----------------
in millions except for EPS           Net loss   EPS   Net loss   EPS
                                     -------- ------- -------- -------
Net loss - GAAP:                     $(187.4) $(2.20)  $(55.4) $(1.33)
Adjustments to net loss:
   Non-cash impairment charge
    related to goodwill                154.8    1.82        -       -

   Restructuring and/or merger-
    related charges and expenses        10.2    0.12     25.2    0.60

Visionics' employee stock-based
 compensation                            1.7    0.02        -       -
                                     -------- ------- -------- -------

Total adjustments to net loss          166.7    1.96     25.2    0.60
                                     -------- ------- -------- -------

Pro forma net loss                    $(20.7) $(0.24)  $(30.2) $(0.73)
                                     ======== ======= ======== =======

The Company is providing the following ranges of Company expectations for its revenue and pro forma net loss for its fiscal year 2004:

       1. First quarter ending September 30, 2003:
                 Product revenue of $12.5 to $15 million
                 IPS Government Services revenue of $7.5 to $9 million Pro forma loss of ($0.06) to ($0.08) per share

       2.  Second quarter ending December 31, 2003:
                 Product revenue of $13 to $15 million
                 IPS Government Services revenue of $8 to $10 million Pro forma loss of ($0.06) to ($0.08) per share

       3.  Third quarter ending March 31, 2004:
                 Product revenue of $15 to $17 million
                 IPS Government Services revenue of $8 to $10 million Pro forma loss of ($0.05) to ($0.07) per share

       4.  Fourth quarter ending June 30, 2004:
                 Product revenue of $17 to $19 million
                 IPS Government Services revenue of $8 to $10 million Pro forma loss of ($0.03) to ($0.05) per share


    Product and product related services gross margins are expect to be in the 34-37 percent range for the fiscal year, weighted higher in the second half of the fiscal year, and IPS government services gross margins are expected to be between 10-14 percent with a similar trend favoring the second half of the year.
    Operating expenses are expected to be between $11.3 and $12.2 million on a quarterly basis, up from the Company's most recent quarter as it makes additional investments in sales and marketing in anticipation of growing product sales.
    Identix President and CEO Dr. Joseph J. Atick commented, "From both a revenue and pro forma EPS perspective, we executed well, with revenue coming in near the high end of our expectations and pro forma EPS beating the best of the expectation range we provided. Additionally," Atick continued, "our expectations for our fiscal 2004 year call for strong year-over-year growth in sales of our biometric products and solutions.
    "A pervasive theme for the biometrics industry and specifically for Identix this past quarter, one we believe extends into our fiscal year 2004 is -Momentum - RFI Momentum, RFP Momentum, Award Momentum, Pipeline Momentum, Backlog Momentum, Revenue Momentum. We began to see the building of RFI and RFP momentum during the last quarter," Atick said, "and we believe that the industry will see between $65 to $100 million in biometric awards made before the end of calendar 2003. These contracts are multi-year in nature and represent a significant increase in biometric product demand. We laid the foundation in our fiscal 2003 fourth quarter with new product introductions to ensure that Identix is well positioned to capitalize on this momentum."
    As of June 30, 2003, the balance sheet reflected a current ratio of 3.3:1, working capital of $53.4 million, cash and marketable securities of $44.2 million, long- term liabilities of $10.7 million (consisting primarily of facility obligations), and shareholders' equity of $211.3 million.
    The Company also said that its Board of Directors has amended the securities trading policy applicable to its officers and directors to permit the adoption of pre-determined plans for trades of specified amounts of company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.
    The SEC permits officers and directors to implement such plans to prearrange purchases or sales of the Company's securities at a time when that individual is not aware of any material, nonpublic information. Such a program permits insiders to buy or sell shares on a regular basis over a set period of time under a written plan that is approved by the Company. These pre-planned trades can then be executed at a later date, as set forth in the plan, without regard to any subsequent nonpublic information the individual might have received or the price of the stock at the time of the sale. Such programs can also minimize the market effect of insider purchases or sales by spreading them over a more extended period than the traditional, limited trading "windows" following quarterly announcements of earnings.
    Identix will host a conference call today at 9:00 am EDT. The call will be broadcast live via the Internet and may be accessed at the Identix website at www.identix.com under the investor/conference call section. To listen to the live call, please visit the Identix Investor Relations web site and click on the conference call button at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replay will be available at the same location shortly after the call. For those without Internet access, you may call (800) 642-1687, code # 1944855, beginning two hours after completion of the call. The telephonic replay will be available until midnight August 10, 2003.

    About Identix Incorporated

    Identix Incorporated (Nasdaq:IDNX) is the world's leading multi-biometric security technology Company. The Company's broad range of fingerprint and facial recognition technology offerings empower the identification of individuals who wish to gain access to information or facilities, conduct transactions and obtain IDs. Additionally, the Company's products and solution offerings can help identify those who perpetrate fraud and otherwise pose a threat to public safety. Identix' products serve a broad range of industries and market segments - most notably, government and law enforcement, aviation, financial, healthcare and corporate enterprise. In addition, the Company's wholly owned subsidiary, Identix Public Sector, Inc. provides project management and facilities engineering services to the government sector.
    More information on Identix can be accessed via the Company web site at http://www.identix.com.

    The statements in this release that relate to future plans, events or performance are forward-looking statements that reflect the Company's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Identix cautions investors that any forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such forward looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with or arising out of or related to: availability of funding from government and commercial customers; development of the marketplace for biometrics solutions; the ability of the Company to successfully compete for and be awarded certain major domestic and/or international government contracts that are or will be the subject of targeted RFP's and RFQ's; demand for Identix' products and services; the ability of Identix to complete product development on a timely basis; increasing levels of competition; and other risks as identified in the Identix' SEC filings. Identix disclaims any intention or obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect the occurrence of unanticipated events.



                         IDENTIX INCORPORATED
      CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS


                                          Three Months Ended June 30,
                                               2003          2002
                                          -------------- -------------

Revenues:
   Product revenues                         $13,227,000    $6,578,000
   Service revenues                           9,904,000    11,104,000
                                          -------------- -------------
    Total revenues                           23,131,000    17,682,000
                                          -------------- -------------

Costs and expenses:
   Costs of product revenues                  8,539,000     4,879,000
   Costs of service revenues                  8,479,000    10,453,000
   Research, development and engineering      2,653,000     3,396,000
   Marketing and selling                      2,618,000     3,805,000
   General and administrative                 3,226,000     5,655,000
   Amortization of acquired intangible
    assets                                    1,357,000       306,000
   Impairment of Goodwill                   154,799,000             -
   Restructuring, write-offs, merger and
    acquisition-related charges                 629,000    16,471,000
   Stock option deferred compensation           278,000             -
   Acquired in-process research and
    development                                       -     6,400,000
                                          -------------- -------------
        Total costs and expenses            182,578,000    51,365,000
                                          -------------- -------------
Loss from operations                       (159,447,000)  (33,683,000)
Interest and other income, net                  448,000       288,000
Interest expense                                 (4,000)            -
                                          -------------- -------------
Loss before income taxes and equity
 interest in income (loss) of joint
 venture                                   (159,003,000)  (33,395,000)
                                          -------------- -------------
Provision for income taxes                      (21,000)      (40,000)
Equity interest in income (loss) of joint
 venture                                        (89,000)      141,000
                                          -------------- -------------
Net loss                                  $(159,113,000) $(33,294,000)
                                          ============== =============

  Basic and diluted net loss per share           $(1.86)       $(0.72)
                                          ============== =============

  Weighted average common shares used in
   basic and diluted net loss per share
   computation                               85,663,000    46,129,000
                                          ============== =============


                                          Twelve Months Ended June 30,
                                               2003          2002
                                          -------------- -------------

Revenues:
   Product revenues                         $52,009,000   $28,399,000
   Service revenues                          40,505,000    44,791,000
                                          -------------- -------------
    Total revenues                           92,514,000    73,190,000
                                          -------------- -------------

Costs and expenses:
   Costs of product revenues                 34,923,000    19,475,000
   Costs of service revenues                 35,801,000    41,928,000
   Research, development and engineering     11,044,000    10,620,000
   Marketing and selling                     12,304,000    14,604,000
   General and administrative                15,178,000    17,030,000
   Amortization of acquired intangible
    assets                                    5,363,000     1,005,000
   Impairment of Goodwill                   154,799,000             -
   Restructuring, write-offs, merger and
    acquisition-related charges              10,206,000    18,798,000
   Stock option deferred compensation         1,673,000             -
   Acquired in-process research and
    development                                       -     6,400,000
                                          -------------- -------------
        Total costs and expenses            281,291,000   129,860,000
                                          -------------- -------------
Loss from operations                       (188,777,000)  (56,670,000)
Interest and other income, net                1,884,000       949,000
Interest expense                                (15,000)            -
                                          -------------- -------------
Loss before income taxes and equity
 interest in income (loss) of joint
 venture                                   (186,908,000)  (55,721,000)
                                          -------------- -------------
Provision for income taxes                     (181,000)      (46,000)
Equity interest in income (loss) of joint
 venture                                       (285,000)      329,000
                                          -------------- -------------
Net loss                                  $(187,374,000) $(55,438,000)
                                          ============== =============

  Basic and diluted net loss per share           $(2.20)       $(1.33)
                                          ============== =============

  Weighted average common shares used in
   basic and diluted net loss per share
   computation                               85,242,000    41,609,000
                                          ============== =============


                         IDENTIX INCORPORATED
           CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS


                                             June 30,      June 30,
                                               2003          2002
                                           ------------- -------------

                  ASSETS

Current assets:
   Cash and cash equivalents                $34,712,000   $53,346,000
   Marketable securities - short term         8,991,000     5,143,000
   Accounts receivable, net                  21,434,000    19,880,000
   Inventories                                9,920,000    11,095,000
   Prepaid expenses and other current
    assets                                    1,677,000     1,412,000
                                           ------------- -------------
       Total current assets                  76,734,000    90,876,000
                                           ------------- -------------
Property and equipment, net                   4,157,000     6,243,000
Marketable securities - long term               505,000    10,269,000
Goodwill, net                               140,945,000   295,744,000
Acquired intangible assets, net              19,854,000    25,037,000
Other assets                                  3,075,000     3,086,000
                                           ------------- -------------
               Total assets                $245,270,000  $431,255,000
                                           ============= =============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                          $8,025,000   $10,727,000
   Accrued compensation                       3,593,000     6,082,000
   Other accrued liabilities                  4,522,000     4,032,000
   Deferred revenue                           7,197,000     6,796,000
                                           ------------- -------------
       Total current liabilities             23,337,000    27,637,000
                                           ------------- -------------
   Deferred revenue                             419,000       741,000
   Long-term liabilities                     10,250,000     9,554,000
                                           ------------- -------------
       Total liabilities                     34,006,000    37,932,000
                                           ------------- -------------

Stockholders' equity:
   Convertible preferred stock                3,702,000     3,702,000
   Common stock                                 859,000       846,000
   Additional paid-in capital               536,173,000   532,738,000
   Deferred compensation                       (663,000)   (2,540,000)
   Accumulated deficit                     (328,651,000) (141,277,000)
   Accumulated other comprehensive loss        (156,000)     (146,000)
                                           ------------- -------------
       Total stockholders' equity           211,264,000   393,323,000
                                           ------------- -------------
               Total liabilities and
                stockholders' equity       $245,270,000  $431,255,000
                                           ============= =============



    CONTACT: Identix Incorporated, Minnetonka
             Investor Relations:
             Damon Wright, 952-979-8485
             damon.wright@identix.com